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                                                                   Exhibit 23(b)



                       CONSENT OF INDEPENDENT ACCOUNTANTS





Coopers & Lybrand L.L.P.
Stamford, Connecticut
August 27, 1996



We consent to the incorporation by reference in amendment No. 1 to the Registration Statement of Noise Cancellation Technologies, Inc. (the "Company") on Form S-3 (Reg No 333-10545) of our report dated March 24, 1994, except as to the third paragraph of such report for which the date is December 19, 1994, which includes an explanatory paragraph which emphasizes certain uncertainties (unaudited) arising subsequent to the date of our report that indicates that at the date thereof the Company may be unable to continue as a going concern through 1995, on our audit of the financial statements and the financial statement schedules of the Company as of December 31, 1993 and for the year then ended, which report is included in the Company's Annual
Report on Form 10-K for the year ended December 31, 1995, as amended by Amendment Nos. 1, 2, 3, 4, and 5 thereto on the Company's five Form 10-K/A's filed respectively on April 29, 1996, May 8, 1996, May 24, 1996, June 11,
1996, and June 13, 1996.

Such report contains a paragraph which emphasizes certain uncertainties (unaudited) arising subsequent to the date of our original report that indicate that at December 19, 1994 the Company may be unable to continue as a going concern through 1995.

We also consent to the reference to our firm under the caption "Experts."





                                                  /s/ COOPERS & LYBRAND L.L.P.
                                                  -----------------------------
                                                  COOPERS & LYBRAND L.L.P.




Stamford, Connecticut
August 27, 1996


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